Registration Statement No. 333-155535
Filed Pursuant to Rule 433
April 30, 2009

Access Agreement

J.P. Morgan is an award-winning global provider of innovative investment solutions. The firm offers a broad range of investment options, including Exchange Traded Notes ("ETNs"). In April 2009, we launched the JPMorgan Alerian MLP Index ETNs leveraging our trading expertise in MLPs to provide investors convenient access to this emerging asset class.

o        JPMorgan Alerian MLP Index ETNs

o        Overview of Master Limited Partnerships

o        The Alerian MLP Index

o        Benefits of investing in the JPMorgan Alerian MLPIndex ETNs

o        Main risks in the ETNs

o        Downloads

JPMorgan Alerian MLP Index ETNs

JPMorgan Alerian MLP Index Exchange Traded Notes ("ETNs") provide investors a convenient way to gain exposure to midstream energy MLPs. The ETNs pay a variable quarterly coupon linked to the cash distributions paid on the MLPs in the index, less accrued tracking fees(1). The ETN coupons are reported on Form 1099s and therefore eliminate the administrative burden associated with K-1 forms.
Investors can trade the ETNs on the NYSE, Arca exchange or receive a cash payment at the scheduled maturity or upon early repurchase(2), based on the performance of the index. The ETNs are senior, unsecured obligations of JPMorgan Chase & Co.

ETN Details

 Ticker                                           AMJ

 Intraday Indicative Value Ticker                 AMJ.IV(3)

 Index                                            Alerian MLP Index (AMZ)

 CUSIP                                            46625H365

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Index	Alerian MLP Index (AMZ)
CUSIP	46625H365
Tracking Fee	0.85% per annum
Maturity Date	May 24, 2024
Coupons	Quarterly, Variable[4]
Primary Exchange	NYSE, Arca

1. The "Accrued Tracking Fee" for a given coupon period, as more fully described in the relevant pricing supplement, represents an amount equal to the Tracking Fee of 0.85% per annum accrued for that coupon period multiplied by the Current Indicative Value on the Index Business Day prior to the date of determination, plus the aggregate amounts, if any, by which the previous Accrued Tracking Fees have exceeded the cash distributions, if any, made by the underlying MLPs.
2. Investors may request on a weekly basis that the Issuer repurchase a minimum of 50,000 notes prior to the maturity date, subject to the procedures described in the relevant pricing supplement. Early repurchases will be subject to a Repurchase Fee of 0.125% as further described in the relevant pricing supplement.
3. The intraday indicative value of the ETNs (the "IIV") is meant to approximate the intrinsic economic value of an ETN. The IIV calculation will be provided for reference purposes only. It is not intended as a price or quotation. The IIV will be based on the intraday indicative values of the Index, and may not be equal to the payment at maturity or upon early repurchase. Please see the relevant pricing supplement for details.
4. The coupon is calculated based on the cash distributions, if any, paid on the underlying MLPs, less the Accrued Tracking Fee. The coupons are variable and may be zero. Please see the relevant pricing supplement for details.

Overview of Master Limited Partnerships
Master Limited Partnerships ("MLPs") are limited partnerships that are publicly traded on a U.S. securities exchange. The majority of MLPs currently operate in the energy infrastructure industry, owning assets such as pipelines that transport crude oil, natural gas and other refined petroleum products. MLPs typically generate fee-based revenues, which tend not to be directly tied to changes in commodity prices.

Major benefits of investing in MLPs include a relatively low correlation to a wide range of asset classes including equities and commodities as well as attractive historical yields compared to other income-oriented investments.

The Alerian MLP Index
The Alerian MLP Index ("Index") is a market-cap weighted, float-adjusted index created to provide a comprehensive benchmark for investors to track the performance of the energy MLP sector. The Index components are selected by Alerian Capital Management, LLC ("Alerian"). Alerian is a registered investment advisor that exclusively manages portfolios focused on midstream energy MLPs.

Benefits of investing in the JPMorgan Alerian MLPIndex ETNs

- Exposure to a portfolio of energy MLPs through a single investment.
- Quarterly coupons based on the cash distributions, if any, paid on the MLPs in the Index, less fees.
- No K-1 forms will be received by investors as a result of their investment in the ETNs. The coupons are reported as ordinary income on Form 1099.
- The ETNs trade on the NYSE, Arca.

Main risks in the ETNs

- The ETNs may result in a loss.

Done Local intranet

o    The ETNs trade on the NYSE, Arca.

Main risks in the ETNs

o    The ETNs may result in a loss.

o    The ETNs are exposed to the credit risk of JPMorgan Chase & Co.

o    The ETNs may not have an active trading market and may not continue to be listed over their term.

o    The payment at maturity or upon early repurchase of the ETNs will be based on the VWAP Level of the Index and not on the closing level of the Index. The VWAP Level of the Index will most likely differ from the closing level of the Index or the IIV.

o    The coupon payments on the ETNs will be variable and may be zero. The Accrued Tracking Fee reduces the potential coupons and/or the payment at maturity or upon early repurchase.

o    The Issuer's obligation to repurchase the ETNs is on a weekly basis, and is subject to substantial minimum size restrictions.

o    You will not know how much you will receive upon early repurchase at the time that you elect we repurchase your ETNs.

The risks  identified  above are not exhaustive.  You should also review carefully the related "Risk
Factors" section of the relevant product  supplement and the "Selected Risk  Considerations"  in the relevant pricing supplement.

Downloads

o    AMJ Factsheet

ETN Disclaimer: SEC Legend: JPMorgan Chase & Co. has filed a registration statement (including a prospectus) with the SEC for any offerings to which these materials relate. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that JPMorgan Chase & Co. has filed with the SEC for more complete information about
JPMorgan Chase & Co. and this offering. You may get these documents without cost by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, JPMorgan Chase & Co., any agent or any dealer participating in this offering will arrange to send you the prospectus and each prospectus supplement as well as any product supplement, pricing supplement and term sheet if you so request by calling toll-free 866-535-9248.

ETNs may be sold throughout the day on the exchange through any brokerage account. There are restrictions on the minimum number of ETNs you may require us to repurchase directly as specified in the relevant pricing supplement and product supplement. Commissions may apply and there are tax consequences in the event of sale, early repurchase or maturity of ETNs. Sales in the secondary market may result in significant losses. There are tax consequences in the event of sale, redemption or maturity of the ETNs.

Buying and selling ETNs may result in brokerage commissions. If you wish to continue to purchase
ETNs, you must contact your broker.

Investments in financial instruments such as ETNs require investors to assess several characteristics and risk factors that may not be present in other types of transactions. In reaching a determination as to the appropriateness of any proposed transaction, clients should undertake a thorough independent review of the legal, regulatory, credit, tax, accounting and economic

ETN Disclaimer: SEC Legend: JPMorgan Chase & Co. has filed a registration statement (including a prospectus) with the SEC for any offerings to which these materials relate. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that JPMorgan Chase & Co. has filed with the SEC for more complete information about
JPMorgan Chase & Co. and this offering. You may get these documents without cost by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, JPMorgan Chase & Co., any agent or any dealer participating in this offering will arrange to send you the prospectus and each prospectus supplement as well as any product supplement, pricing supplement and term sheet if you so request by calling toll-free 866-535-9248.

ETNs may be sold throughout the day on the exchange through any brokerage account. There are restrictions on the minimum number of ETNs you may require us to repurchase directly as specified in the relevant pricing supplement and product supplement. Commissions may apply and there are tax consequences in the event of sale, early repurchase or maturity of ETNs. Sales in the secondary market may result in significant losses. There are tax consequences in the event of sale, redemption or maturity of the ETNs.

Buying and selling ETNs may result in brokerage commissions. If you wish to continue to purchase
ETNs, you must contact your broker.

Investments in financial instruments such as ETNs require investors to assess several characteristics and risk factors that may not be present in other types of transactions. In reaching a determination as to the appropriateness of any proposed transaction, clients should undertake a thorough independent review of the legal, regulatory, credit, tax, accounting and economic
Investments in financial instruments such as ETNs require investors to assess several characteristics and risk factors that may not be present in other types of transactions. In reaching a determination as to the appropriateness of any proposed transaction, clients should undertake a thorough independent review of the legal, regulatory, credit, tax, accounting and economic consequences of such transaction in relation to their particular circumstances. We and/or our affiliated companies may make a market or deal as principal in the securities mentioned in this document or in options, futures, or other derivatives based thereon.

Neither the SEC nor any state securities commission has approved or disapproved of the ETNs or passed upon the adequacy of any Offering Documents on the ETN Website. Any representation to the contrary is a criminal offense.

IRS Circular 230 Disclosure: We and our affiliates do not provide tax advice. Accordingly, any discussion of U.S. tax matters contained herein (including any attachments) is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone unaffiliated with the Issuer of any of the matters address herein or for the purpose of avoiding U.S. tax-related penalties. The tax consequences of ETNs are uncertain.

Investment suitability must be determined individually for each investor, and the financial instruments described herein may not be suitable for all investors. This information is not intended to provide and should not be relied upon as providing accounting, legal, regulatory or tax advice.
Investors should consult with their own advisors as to these matters.

By accessing this website you hereby certify that you have read and that you agree to be bound by the access agreement, including the embedded terms and conditions contained in the Access Agreement.

The ETN Website, Access Agreement

BY ACCESSING THE J.P. MORGAN WEBSITE FOR EXCHANGE TRADED NOTES ("ETNs"), YOU AGREE TO BE BOUND BY
THE ACESS AGREEMENT BELOW, INCLUDING THE EMBEDDED TERMS AND CONDITIONS. IF YOU DO NOT AGREE TO THE
TERMS SPECIFIED IN THE ACCESS AGREEMENT BELOW, INCLUDING THE EMBEDDED TERMS AND CONDITIONS, DO NOT
ACCESS THIS WEBSITE OR ANY PAGES THEREOF.

Access Agreement Last Updated: April 29th, 2009

The J.P. Morgan Website for exchange traded notes (the "Website", or the "ETN Website") is located at www.jpmorgan.com//etn, and constitutes a separate portion of the JPMorgan Chase & Co. website.
The distribution of material on this site may be restricted by the laws and regulations of the country from which you are accessing this site. Where such restrictions exist, this information is not intended for distribution to, or use by, any person or entity in any such jurisdiction. Persons accessing these pages are required to inform themselves about and to observe any such restrictions, and such investors will not be able to purchase the securities described. J.P. Morgan is the marketing name for JPMorgan Chase & Co. and its subsidiaries (collectively, "J.P. Morgan")
worldwide.

WEBSITE --- Access to this Website is provided to you as a revocable privilege on the condition of your agreement to the terms and conditions of access to the ETN Website set forth in this agreement, including all terms and conditions that may be stated on the Terms and Conditions page of the ETN
Website, which is incorporated in this agreement by reference (this Access Agreement, together with the Terms and Conditions, is referred to as the "Access Agreement"). This Access Agreement is
additional to, and does not supersede, any account or other agreements between you and J.P. Morgan.

Materials and information posted on the ETN Website may be printed for your use, provided that you do not remove any copyright or other proprietary notices or legends. Materials and information posted on the ETN Website may not be duplicated, copied, re-disseminated or re-distributed to any other person or entity. You agree that the foregoing prohibitions shall survive the termination of this Access Agreement.

The terms and conditions of the Access Agreement are subject to change. You agree that J.P. Morgan may notify you of any amendments to this agreement by posting the amended terms of the Access
Agreement to the ETN Website. You are responsible for being familiar with the current version of this Access Agreement posted on the Website during each session. You

The ETN Website, Access Agreement

BY ACCESSING THE J.P. MORGAN WEBSITE FOR EXCHANGE TRADED NOTES ("ETNs"), YOU AGREE TO BE BOUND BY
THE ACESS AGREEMENT BELOW, INCLUDING THE EMBEDDED TERMS AND CONDITIONS. IF YOU DO NOT AGREE TO THE
TERMS SPECIFIED IN THE ACCESS AGREEMENT BELOW, INCLUDING THE EMBEDDED TERMS AND CONDITIONS, DO NOT
ACCESS THIS WEBSITE OR ANY PAGES THEREOF.

Access Agreement Last Updated: April 29th, 2009

The J.P. Morgan Website for exchange traded notes (the "Website", or the "ETN Website") is located at www.jpmorgan.com//etn, and constitutes a separate portion of the JPMorgan Chase & Co. website.
The distribution of material on this site may be restricted by the laws and regulations of the country from which you are accessing this site. Where such restrictions exist, this information is not intended for distribution to, or use by, any person or entity in any such jurisdiction. Persons accessing these pages are required to inform themselves about and to observe any such restrictions, and such investors will not be able to purchase the securities described. J.P. Morgan is the marketing name for JPMorgan Chase & Co. and its subsidiaries (collectively, "J.P. Morgan")
worldwide.

WEBSITE --- Access to this Website is provided to you as a revocable privilege on the condition of your agreement to the terms and conditions of access to the ETN Website set forth in this agreement, including all terms and conditions that may be stated on the Terms and Conditions page of the ETN
Website, which is incorporated in this agreement by reference (this Access Agreement, together with the Terms and Conditions, is referred to as the "Access Agreement"). This Access Agreement is
additional to, and does not supersede, any account or other agreements between you and J.P. Morgan.

Materials and information posted on the ETN Website may be printed for your use, provided that you do not remove any copyright or other proprietary notices or legends. Materials and information posted on the ETN Website may not be duplicated, copied, re-disseminated or re-distributed to any other person or entity. You agree that the foregoing prohibitions shall survive the termination of this Access Agreement.

The terms and conditions of the Access Agreement are subject to change. You agree that J.P. Morgan may notify you of any amendments to this agreement by posting the amended terms of the Access
Agreement to the ETN Website. You are responsible for being familiar with the current version of this Access Agreement posted on the Website during each session. You agree that access to the ETN
Website is revocable at any time in the sole discretion of J.P. Morgan.

Copyright (c) 2009. JPMorgan Chase & Co. All rights reserved.

The J.P. Morgan ETN Website

Please READ

Terms and Conditions of Access

Date of Publication. Materials posted on the ETN Website are published as of their stated date or, if no date is stated, the date of first posting. Neither J.P. Morgan nor any other party has undertaken any duty to update any such information. If the date of publication displayed on the
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its official date.

Disclaimers. The information contained in this Website has been internally developed or taken from
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value of the securities or financial instruments mentioned herein (including the income derived therefrom) may be adversely affected by changes in market prices and exchange rates, the imposition of taxes and other factors. Prices, opinions and estimates reflect our judgment on the date of original publication and are subject to change at any time without notice. Because of the possibility of delays and human and/or mechanical error, as well as other factors, neither J.P.
Morgan nor any of its affiliates is or shall be responsible for any delays, errors, inaccuracies or omissions in or on the Website. Information concerning past performance is not necessarily a guide to future performance.

The securities contained on this Website are not available for sale in or to residents of any
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Suitability and Appropriateness. Securities or financial instruments mentioned in the Website may not be suitable or appropriate for all investors or in all geographical areas. Your particular needs, investment objectives and financial situation were not taken into account in the preparation of this Website and the materials contained herein. You must make your own independent decisions regarding any securities or financial instruments mentioned herein. You should consider whether the purchase or sale of any product is appropriate for you in light of your particular investment needs, objectives and financial circumstances. We urge you to consult your investment, legal, tax,
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User Data, Cookies and Related Matters. J.P. Morgan or any member of the J.P. Morgan group of companies and their affiliates and agents (including those in countries where data protection laws might not exist) may process the personal data gathered on the ETN Website.

J.P. Morgan may capture, store, use, monitor, track and record information that you enter and the results generated by applications that you use within the ETN Website for its legitimate business
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details of individual transactions arising from use of the Website, subject to any regulatory or legal requirements and except as otherwise permitted herein.

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Publication. Some countries may provide rights in addition to those below or may not allow the exclusion or limitation of implied warranties or liability for incidental or consequential damages.
Therefore, some of the below limitations may not apply to you or there may be provisions which
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Any term sheets, pricing supplements, fact sheets or other offering materials (each, an "Offering
Document") are provided solely for your convenience and generally describe the terms of the transaction described therein. The Offering Documents are not intended for distribution to, or use by, any person or entity in any jurisdiction or country where such distribution or use would be contrary to local law.

You should not assume that the information contained or incorporated by reference in any Offering
Document is accurate as of any date other than the respective dates set forth therein or of the date incorporated therein. Please be advised that no Offering Document has been updated since the date set forth therein and that material events affecting the securities offered therein and/or the issuer thereof may have occurred since such date. J.P. Morgan is under no obligation to supplement or update any Offering Document and J.P. Morgan can provide no assurances that any Offering Document is accurate or complete.

United States. The ETN Website is made available in the United States by JPMSI Member NYSE,
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or their respective owners.

Website Content and Materials. Not all products and services are available for all institutions or in all geographic areas. Your eligibility for particular products and services is subject to final
J.P. Morgan determination and acceptance.

J.P. MORGAN OR ITS SUPPLIERS MAY DISCONTINUE OR MAKE CHANGES IN THE INFORMATION, PRODUCTS OR
SERVICES DESCRIBED HEREIN AT ANY TIME. J.P. MORGAN RESERVES THE RIGHT TO TERMINATE ANY OR ALL WEB
TRANSMISSIONS WITHOUT PRIOR NOTICE.

INFORMATION, PRODUCTS OR SERVICES DESCRIBED HEREIN AT ANY TIME. J.P. MORGAN RESERVES THE RIGHT TO
TERMINATE ANY OR ALL WEB TRANSMISSIONS WITHOUT PRIOR NOTICE.

Disclaimer of Advice. Except as otherwise expressly stated, the ETN Website does not purport to
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agreed in writing to act as advisor with respect to a particular transaction pursuant to terms and conditions specifying the nature and scope of its advisory relationship, J.P. Morgan is acting in the capacity of an arm's length contractual counterparty or agent to you in connection with any transaction that J.P. Morgan enters into with you, not as a financial advisor or a fiduciary.

Other Risks. Transactions of the type described in the materials posted on this Website may involve a high degree of risk, and the value of such instruments may be highly volatile. ETNs are our senior unsecured obligations and are not secured debt. ETNs are riskier than ordinary unsecured debt securities and have no principal protection. Risks of investing in ETNs include limited portfolio diversification, trade price fluctuations, uncertain principal repayment and potential illiquidity.
Investing in ETNs is not equivalent to direct investment in an index or index components. The
Accrued Tracking Fees or Investor Fee will reduce the amount of your return at maturity or upon early repurchase, and as a result you may receive less than the principal amount of your investment at maturity or upon early repurchase of your ETNs even if the value of the relevant index has increased. An investment in ETNs may not be suitable for all investors. This brief statement does not disclose all the risks and other significant aspects in connection with transactions of the type described herein. You should ensure that you fully understand the terms of the transaction, including the relevant risk factors and any legal, tax and accounting considerations applicable

532173 v3                           2

to them, prior to transacting. You should also carefully review the transaction specific risk factors contained on the relevant product page on the ETN Website.

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Notice of Potential Disruption of Service. Access to the ETN Website may from time to time be
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J.P. MORGAN WILL HAVE NO RESPONSIBILITY TO INFORM YOU OF ANY DIFFICULTIES EXPERIENCED BY J.P. MORGAN
OR THIRD PARTIES

532173 v3                                3

WITH RESPECT TO USE OF THE WEBSITE OR TO TAKE ANY ACTION IN CONNECTION THEREWITH.

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With respect to any suit, action or proceeding relating to any of the above ("Legal Proceedings"),
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YOU AGREE THAT A FINAL JUDGMENT IN ANY SUCH LEGAL PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED
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Certain sections or pages on the Website may contain separate terms and conditions or disclaimers, which are in addition to these terms and conditions. In the event of a conflict, the additional
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In the event any of the terms or provisions of this Terms and Conditions or of the Access Agreement shall

CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER
PROVIDED BY LAW.

Certain sections or pages on the Website may contain separate terms and conditions or disclaimers, which are in addition to these terms and conditions. In the event of a conflict, the additional terms and conditions or disclaimers will govern for those sections or pages.

In the event any of the terms or provisions of this Terms and Conditions or of the Access Agreement shall be held to be unenforceable, the remaining terms and provisions shall be unimpaired and the unenforceable term or provision shall be replaced by such enforceable term or provision as comes closest to the intention underlying the unenforceable term or provision.

Copyright (c) 2009. JPMorgan Chase & Co. All rights reserved.

532173 v3                     4